EXHIBIT 99.1
Axion Appoints Gary R. Anthony as Chief Financial Officer

New CFO Brings Extensive Experience to Management Team and Furthers Board’s Commitment to Continually Improve Corporate Finance Operations

BASKING RIDGE, N.J. – October 16, 2009 – Axion International Holdings, Inc. (OTCBB: AXIH), a next-generation technology innovator utilizing recycled plastic for high load industrial products, announces that Gary R. Anthony, a highly seasoned financial professional, has been appointed Chief Financial Officer.

Gary Anthony has more than 25 years of financial and management-level experience, in addition to working as corporate consultant.  He has filled the role of CFO and Controller at various NASDAQ and AMEX listed companies such as: Palatin Technologies (PTN), Algos Pharmaceutical Corporation (ALGO) and Roberts Pharmaceutical Corporation (RPCX).  Mr. Anthony first joined Axion, as Controller in 2009 and his appointment to CFO and Secretary will become effective immediately.

“Axion’s robust growth initiatives will be complimented by Gary’s extensive financial experience with various private and public companies over the years,” said James Kerstein, CEO of Axion International. “His extensive knowledge of financial compliance and intimate familiarity with emerging-growth companies will be a great asset to Axion as we continually strive to meet the highest standards in fiscal controls and financial reporting.”

Prior to joining Axion, Gary Anthony served as Vice President and Controller of Xenomics, Inc., a pharmaceutical company based out of New York.  Throughout his career, Mr. Anthony has specialized in improving internal controls and compliance initiatives, in addition to having experience with mergers and acquisitions, IPOs, and international accounting.

“Axion’s potential to revolutionize structural building materials with its unique, eco-friendly thermoplastic technology presents a remarkable opportunity,” said Gary Anthony. “I look forward to assisting the company in my expanded role as CFO as we continue to pursue growth prospects among multiple emergent applications and industry verticals.”

Mr. Anthony started his career with Coopers & Lybrand, which later become the Big Four accounting firm PricewaterhouseCoopers by merger in 1998. He received a Bachelor’s degree in Accounting from Monmouth College and graduated Summa Cum Laude in 1983. Gary Anthony replaces Michael Johnson. Michael Johnson will stay on through the end of October to help facilitate the transition following the Company’s fiscal year end financials before leaving to pursue other opportunities.

Axion’s proprietary patented processes, developed by scientists at Rutgers University transform recycled consumer and industrial plastics into a myriad of structural products. Compared to traditional infrastructure materials such as wood, steel or concrete, Axion's American made products are more durable and significantly longer lasting.

About Axion International

Axion International is a leading structural solution provider of cost-effective alternative infrastructure and building products. The Company’s "green" proprietary technologies allow for the development and manufacture of innovative structural products made from 100% recycled consumer and industrial plastics. Axion's up-cycled products are an economic and sustainable alternative to traditional building materials such as wood, steel or concrete. Developed in collaboration with scientists at Rutgers University, Axion's patented technologies allow for products that are extremely strong, durable, flexible in design, and low maintenance.

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For additional information, please visit Axion’s corporate website:
www.axionintl.com

Forward-Looking Statements

This release contains "forward-looking statements" for purposes of the Securities and Exchange Commission's "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under the Securities Exchange Act of 1934. These forward-looking statements are subject to various risks and uncertainties that could cause Axion’s actual results to differ materially from those currently anticipated, including the risk factors identified in Axion’s filings with the Securities and Exchange Commission.

Contacts

Axion International Holdings
James Kerstein, Chief Executive Officer
908-542-0888
kersteinj@axionintl.com

Financial Communications:
Trilogy Capital Partners
Darren Minton, Vice President
Toll-free: 800-592-6067
info@trilogy-capital.com